Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
Registration Statement Form S-3 (No. 333-150764-01) of Weatherford International Ltd.,

Registration Statement Form S-3 (No. 333-135244-02) of Weatherford International Ltd.,

Registration Statement Form S-3 (No. 333-169400) of Weatherford International Ltd.,

Registration Statement Form S-8 (No. 033-65790-99-100) pertaining to the Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan,

Registration Statement Form S-8 (No. 033-64349-99-100) pertaining to the Weatherford International Ltd. Amended and Restated Non-Employee Director Stock Option Plan,

Registration Statement Form S-8 (No. 333-13531-99-100) pertaining to the Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan; and Weatherford International, Inc. Foreign Executive Deferred Compensation Stock Plan,

Registration Statement Form S-8 (No. 333-36598-99-100) pertaining to the Weatherford International, Inc. 1998 Employee Stock Option Plan; Weatherford International, Inc. 401(k) Savings Plan; and Stock Option Agreements dated September 8, 1998 with Non-employee Directors,

Registration Statement Form S-8 (No. 333-48320-99-100) pertaining to the Weatherford International, Inc. 1998 Employee Stock Option Plan,

Registration Statement Form S-8 (No. 333-48322-99-100) pertaining to the Weatherford Stock Option Agreements dated July 5, 2000 with Non-Employee Directors,

Registration Statement Form S-8 (No. 333-53633-99-100) pertaining to the Weatherford International Ltd. Amended and Restated Non-Employee Director Stock Option Plan,

Registration Statement Form S-8 (No. 333-81678-99-100) pertaining to the Weatherford International, Inc. 1998 Employee Stock Option Plan,

Registration Statement Form S-8 (No. 333-81676-99-100) pertaining to the Stock Option Agreements dated September 26, 2001 with Non-Employee Directors of Weatherford International Ltd.,

Registration Statement Form S-8 (No. 333-112378-01) pertaining to the Weatherford International, Inc. Non-Employee Director Deferred Compensation Plan; Weatherford International, Inc. Foreign Executive Deferred Compensation Stock Plan; Weatherford International Ltd. Restricted Shares Plan; Weatherford International, Inc. 401(k) Savings Plan,

Registration Statement Form S-8 (No. 333-134425-01) pertaining to the Weatherford International Ltd. 2006 Omnibus Incentive Plan, and

Registration Statement Form S-8 (No. 333-167959) pertaining to the Weatherford International Ltd. 2010 Omnibus Incentive Plan;
of our reports dated March 8, 2011, with respect to the consolidated financial statements and schedule of Weatherford International Ltd. and subsidiaries, and the effectiveness of internal control over financial reporting of Weatherford International Ltd. and subsidiaries, included in this Annual Report (Form 10-K) of Weatherford International Ltd. and subsidiaries for the year ended December 31, 2010.

/s/ Ernst & Young Houston, Texas March 8, 2011